Exhibit 10.9

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 6, 2017, between CollPlant Holdings Ltd., a company organized under the laws of the State of Israel (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1                               Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Additional Shares” shall have the meaning ascribed to such term in Section 2.2(a)(iv).

“ADS(s)” means American Depositary Shares issued pursuant to the Deposit Agreement (as defined below), each representing a number of Ordinary Shares as set forth in the Deposit Agreement.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alpha” means Alpha Capital Anstalt.

“Board of Directors” means the board of directors of the Company.

“Board Appointees” shall have the meaning ascribed to such term in Section 4.17.

“Business Day” means any day except any Friday, Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York or Israel are authorized or required by law or other governmental action to close.

“Closings” means the First Closing, the Second Closing and the Third Closing (each, a “Closing”).

“Closing Date” means the First Closing Date, the Second Closing Date and the Third Closing Date, as applicable.

“Closing Statement” means the Closing Statement in the form on Annex A attached hereto.

“Commission” means the United States Securities and Exchange Commission.

“Company Transition to Dual-Listing Reporting Format” means the transition of the Company from reporting under Chapter F of the Israeli Securities Law to reporting under Chapter E3 of the Israeli Securities Law.

“Company Israel Counsel” means Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., with offices located at 1 Azrieli Center, Tel Aviv, Israel.

“Company US Counsel” means Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., with offices located at 1 Azrieli Center, Tel Aviv, Israel.

“Conversion ADSs” means the ADSs representing the Conversion Shares.

“Conversion Price” shall have the meaning ascribed to such term in the Debentures.

“Conversion Shares” means the Ordinary Shares issued and issuable upon conversion of the Debentures.

“Debentures” means the Convertible Debentures issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

“Deposit Agreement” means the Deposit Agreement, dated March 3, 2015, among the Company, The Bank of New York Mellon as Depositary and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented.

“Dilution Shares” shall have the meaning ascribed to such term in Section 4.17.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Effective Per Ordinary Share Purchase Price” shall have the meaning ascribed to such term in Section 4.17.

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) ADSs, Ordinary Shares or options (including bonus shares) to employees, officers, directors or advisors of the Company or its Subsidiaries pursuant to any existing or future stock or option plan or arrangement duly adopted for such purpose by the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company or its Subsidiaries (including any exercise of options into Ordinary Shares or ADSs pursuant to such plan or arrangement), provided that issuances to advisors under this clause (a) shall not exceed an aggregate of above-market options exercisable into more than 500,000 Ordinary Shares (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions after the date hereof) in any twelve (12) month period, (b) securities upon the exercise or exchange of or conversion of any Securities issued or issuable hereunder and/or other securities exercisable or exchangeable for or convertible into ADSs or Ordinary Shares issued and outstanding on the date of this Agreement pursuant to their terms, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits, combinations, dividends, distributions and other similar transactions) or to extend the term of such securities, and (c) an issuance of securities to existing investors and/or friends and family of the Company and not more than one institution approved by the Purchasers for an aggregate consideration of up to $3,000,000 during the period commencing on the date hereof and ending on the thirtieth (30th) day following the date hereof, provided, that, the price per share and warrant terms (including warrants coverage) (if applicable) are on equal to, or better terms to the Company, than the terms hereunder, and such securities are not subject to any future adjustments or modifications (other than in connection with share splits, combinations, dividends, distributions and other similar transactions or any other adjustments provided in the Transaction Documents) (d) securities issued pursuant to rights offering to all of the Company’s shareholders, (e) securities issued in connection with any pro rata stock split, distributions, dividends, combinations or similar events effecting all holders of Common Stock and (f) acquisitions or strategic transactions approved by a majority of the Board of Directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith until effectiveness of the initial Registration Statement filed with the Commission and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(ll).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(ll).

“First Closing Date” means the first Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the First Closing Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“First Closing Subscription Amount” shall have the meaning ascribed to such term in Section 2.1(a).

“IFRS” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(bb).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Israeli Companies Law” means the Israeli Companies Law, 1999, and the regulations and orders promulgated thereunder.

“Israeli Lock-Up Restriction” means the limitations determined under Section 15C of the Israeli Securities Law in connection with any resale of the Securities.

“Israeli Securities Law” means the Israeli Securities Law, 1968, and the regulations and orders promulgated thereunder.

“Israeli Tender Offer Rules” shall have the meaning ascribed to such term in Section 3.1(e).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole except if it arises from or is related to any of the following (either alone or combination): (i) any change in or relating to the financial or securities markets or changes in the general economic or political conditions in the United States or Israel or elsewhere, (ii) any change that generally affects any industry or geographical area in which the Company or any of the Subsidiaries operates, (iii) any actual or threatened hostilities, acts of war, sabotage, cyber attacks, terrorism or military actions or any escalation or material worsening of any of the foregoing existing or underway as of the date hereof, (iv) any earthquakes, hurricanes, tornadoes or other natural disasters, (v) the effect of any changes in applicable law or IFRS or interpretations thereof, only to the extent such change does not prevent the Company and the Subsidiaries from operating their respective businesses in the ordinary course of business consistent with past practices; except in the case of clauses (i), (ii), (iii), (iv) and (v) above, to the extent that such facts, events, changes, effects, results, occurrences, circumstances or developments, as applicable, individually or in the aggregate, have had or would reasonably be expected to have, a disproportionate impact on the Company and the Subsidiaries, taken as a whole, as compared to other industry participants. For the avoidance of doubt, a “Material Adverse Effect” shall be measured only against past performance of the Company and the Subsidiaries, and not against any forward-looking statements, projections or forecasts of the Company and the Subsidiaries or any other Person.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Material Private Offering” means a private offering, to which the provisions of Section 270(5) of the Israeli Companies Law apply.

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“OCS” means the Israel Innovation Authority of the Israeli Ministry of Economy & Industry.

“Ordinary Share(s)” means the ordinary shares of the Company, par value NIS 0.03 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares or ADSs, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares or ADSs.

“OTC Markets” means the OTC Markets Group.

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.12(a).

“Per Ordinary Share Purchase Price” equals NIS 0.36144, subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pharmaceutical Product” shall have the meaning ascribed to such term in Section 3.1(ll).

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Prefunded Warrants” shall have the meaning ascribed to such term in the Debentures.

“Pro Rata Portion” shall have the meaning ascribed to such term in Section 4.12(e).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Israeli Undertakings” means the representations and undertakings of each Purchaser set forth in Section 3.2(i) and 3.2(j).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Shares and the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of Ordinary Shares then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Debentures, ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, including the exhibits thereto and documents incorporated by reference therein.

“Second Closing” shall have the meaning ascribed to such term in Section 2.1(b).

“Second Closing Date” means the fifth Business Day after the date on which all conditions precedent to (i) the Purchasers’ obligations to pay the Second Closing Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Second Closing Subscription Amount” shall have the meaning ascribed to such term in Section 2.1(b).

“Securities” means the Shares (including any Dilution Shares), the Debentures, the Warrants, the Underlying Shares and the Underlying ADSs.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” shall have the meaning ascribed to such term in Section 2.3(c)(i).

“Shares” means the Ordinary Shares issued or issuable to each Purchaser pursuant to this Agreement, including, without limitation, the Additional Shares and the Dilution Shares.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Ordinary Shares or ADSs).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares, Debentures and Warrants purchased hereunder as specified below such

Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.12(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“TASE” means the Tel Aviv Stock Exchange.

“TASE Approval” shall have the meaning ascribed to such term in Section 2.3(a)(iv).

“TASE Issuance Limitation” means the limitation under the TASE rules and regulations of a minimum effective price per Share of NIS 0.30 (to the extent applicable).

“Third Closing” shall have the meaning ascribed to such term in Section 2.1(b).

“Third Closing Date” means the third Trading Day on which all conditions precedent to (i) the Purchasers’ obligations to pay the Third Closing Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Third Closing Subscription Amount” shall have the meaning ascribed to such term in Section 2.1(c).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which ADSs or Ordinary Shares are listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, TASE, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Mizrahi Tefahot Registration Company Ltd., the current transfer agent of the Company, with a mailing address of 7 Jabotinsky Street, Ramat Gan, Israel, and any successor transfer agent of the Company.

“Underlying ADSs” means the Conversion ADSs and the Warrant ADSs, in each case without respect to any limitation or restriction on the conversion of the Debentures or the exercise of the Warrants

“Underlying Shares” means the Conversion Shares and the Warrant Shares, in each case without respect to any limitation or restriction on the conversion of the Debentures or the exercise of the Warrants.

“US Listing Date” means the date on which the Company (or any successor/surviving entity in a reverse merger or other business combination transaction) becomes subject to the reporting requirements of the Exchange Act.

“US Transfer Agent” means Bank of New York Mellon, located at 101 Barclay Street, New York, New York 10286 and any successor transfer agent of the Company.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant ADSs” means the ADSs representing the Warrant Shares.

“Warrant Shares” means the Ordinary Shares issuable upon exercise of the Warrants and the Prefunded Warrants.

“Warrants” means, collectively, the Ordinary Share purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five (5) years, in the form of Exhibit C attached hereto, and the Prefunded Warrants.

“20% Voting Rights Limitation” means, the limitation set forth in the Israeli Companies Law, which provides that any Material Private Offering is subject to the approval of the Company’s shareholders in accordance with Section 270(5) of the Israeli Companies Law.

ARTICLE II.

PURCHASE AND SALE

2.1                               Closings.

(a)                                 First Closing.  On the First Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of $2,000,000 of Shares and Debentures (if applicable as provided herein).  Each Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to such Purchaser’s First Closing Subscription Amount as set forth on the signature page hereto executed by such Purchaser (the “First Closing Subscription Amount”), and the Company shall deliver to each Purchaser its respective Shares and a Debenture, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing (the “First Closing”); provided, however, that, to the extent a Purchaser determines, in its sole discretion, that such Purchaser (together with such Purchaser’s Affiliates, and any Person acting as a group together with such Purchaser or any of such Purchaser’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, in lieu of purchasing such Shares in excess of the Beneficial Ownership Limitation at the First Closing, such Purchaser may elect, in its sole discretion, to apply a portion of the applicable Subscription Amount to purchase Debentures as provided herein.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Securities on the applicable Closing Date.  The First Closing shall occur at a location as the parties shall mutually agree, or electronically.

(b)                                 Second Closing.  On the Second Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of $2,000,000 of Shares and Debentures (if applicable as provided herein).  Each Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to such Purchaser’s Second Closing Subscription Amount as set forth on the signature page hereto executed by such Purchaser (the “Second Closing Subscription Amount”), and the Company shall deliver to each Purchaser its respective Shares and a Debenture, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing (the “Second Closing”); provided, however, that, to the extent a Purchaser determines, in its sole discretion, that such Purchaser (together with such Purchaser’s Affiliates, and any Person acting as a group together with such Purchaser or any of such Purchaser’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, in lieu of purchasing such Shares in excess of the Beneficial Ownership Limitation at the Second Closing, such Purchaser may elect, in its sole discretion, to apply a portion of the applicable Subscription Amount to purchase Debentures as provided herein.  The Second Closing shall occur at a location as the parties shall mutually agree, or electronically.

(c)                                  Third Closing.  On the Third Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of $1,000,000 of Shares and/or Debentures (if applicable as provided herein) and Warrants, which closing shall occur on, or as soon as reasonably practicable, after the satisfaction of the respective covenants and conditions set forth in Section 2.2 and 2.3, and in any event within three (3) Trading Days of, the date on which the ADSs have been listed for trading on the Nasdaq Stock Market.  Each Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to such Purchaser’s Third Closing Subscription Amount as set forth on the signature page hereto executed by such Purchaser (the “Third Closing Subscription Amount”), and the Company shall deliver to each Purchaser its respective Shares, Debenture and a Warrant, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Third Closing (the “Third Closing”); provided, however, that, to the extent a Purchaser determines, in its sole discretion, that such Purchaser (together with such Purchaser’s Affiliates, and any Person acting as a group together with such purchaser or any of such Purchaser’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, in lieu of purchasing such Shares in excess of the Beneficial Ownership Limitation at the Third Closing, such Purchaser may elect, in its sole discretion, to apply a portion of the applicable Subscription Amount to purchase Debentures as provided herein.  The Third Closing shall occur at a location as the parties shall mutually agree, or electronically.

2.2                               Deliveries.

(a)                                 On or prior to each Closing Date (except as otherwise indicated), the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)                                     as to the First Closing, this Agreement duly executed by the Company;

(ii)                                  as to the First Closing, a legal opinion of Company US Counsel and Company Israel Counsel, substantially in the form of Exhibit D attached hereto and shall include an opinion from Company US Counsel that, for purposes of Rule 144, the holding period of the Dilution Shares issuable pursuant to Section 4.17 shall be deemed to have commenced on the First Closing Date, and, as to each subsequent Closing a bring-down opinion reasonably satisfactory to the Purchasers;

(iii)                               as to each Closing, a copy of the Company’s issuance letter to the Transfer Agent and a share certificate issued by the Company evidencing a number of Shares equal to such Purchaser’s applicable Subscription Amount, as to the applicable Closing, divided by the Per Ordinary Share Purchase Price, registered in the name of the Transfer Agent and the Company’s instructions to the Transfer Agent instructing the Transfer Agent to deposit such Shares to such Purchaser’s TASE member account or solely with respect to the Third Closing the US Transfer Agent Israeli account (as provided by such Purchaser pursuant to Section 2.2(b)(iv));

(iv)                              as to each of the First Closing and the Second Closing, a copy of the Company’s issuance letter to the Transfer Agent, a share certificate evidencing a number of Ordinary Shares equal to 3,458,408 (each amount of such Ordinary Shares, the “First Closing Additional Shares”, the “Second Closing Additional Shares”, respectively, and collectively the “Additional Shares”), registered in the name of the Transfer Agent and the Company’s instructions to the Transfer Agent instructing the Transfer Agent to deposit the Additional Shares to Alpha’s TASE member account (as provided by such Purchaser pursuant to Section 2.2(b)(iv)); provided, however, that, at the election of Alpha, Alpha has the right to receive, in lieu of all or a portion of such Additional Shares, a Debenture which is convertible into a number of Conversion Shares equal to the applicable number of Additional Shares, in which case, as to the First Closing or the Second Closing (as the case may be), the Company shall deliver a Debenture with a principal amount equal to such applicable number of First Closing Additional Shares or Second Closing Additional Shares multiplied by the Per Ordinary Share Purchase Price, registered in the name of Alpha;

(v)                                 as to each Closing, a Debenture with a principal amount equal to a portion of such Purchaser’s applicable Subscription Amount (if applicable as provided in Section 2.1(a), Section 2.1(b) or Section 2.1(c) as the case may be), registered in the name of such Purchaser;

(vi)                              as to the Third Closing, a Warrant registered in the name of such Purchaser to purchase up to 49,607,407 Ordinary Shares, with an exercise price equal to NIS 0.72288, subject to adjustment therein;

(vii)                           the Company shall have provided each Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer; and

(viii)                        as to the First Closing, the Registration Rights Agreement duly executed by the Company.

(b)                                 On or prior to each Closing Date (except as otherwise indicated), each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)                                     as to the First Closing, this Agreement duly executed by such Purchaser;

(ii)                                  as to each Closing, such Purchaser’s applicable Subscription Amount by wire transfer to the account specified in writing by the Company; and

(iii)                               as to the First Closing, the Registration Rights Agreement duly executed by such Purchaser; and

(iv)                              as to the First Closing and the Second Closing and (if applicable) the Third Closing, each Purchaser shall have provided the Company with the full details of its TASE member account to which its respective Shares (that will be registered in the name of the Transfer Agent for the benefit of such TASE member) will be deposited.

(v)                                 as to the Third Closing, each Purchaser shall have provided the Company with the full details required by the US Transfer Agent (in accordance with the Company’s instructions) in order for the US Transfer Agent to be able to issue the applicable ADSs in favor of such Purchaser.

(vi)                              As to the First Closing, Alpha shall have provided the Company with the full details of two of the Board Appointees.

(vii)                           As to the Second Closing, Alpha shall have provided the Company with the full details of the third Board Appointee.

All actions to be taken and all documents to be executed and delivered by any party hereto at each Closing shall be deemed to have been taken and executed and delivered simultaneously, and no action shall be deemed taken nor any document executed or delivered until all have been taken, executed and delivered.

2.3                               Closing Conditions.

(a)                                       The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i)                                     the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)                                  all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)                               as to the Second Closing and the Third Closing, prior to the Second Closing Date, the Company shall have received approval of its shareholders for the issuance of Securities with respect to the Second Closing and the Third Closing subject to the terms and conditions hereunder, as required under Sections 270(5) and 328(b)(1) of the Israeli Companies Law (“Shareholder Approval”);

(iv)                              the Company shall have received the approval of the TASE for the registration of the Ordinary Shares to be issued and the Underlying Shares in connection with the First Closing or the Second Closing or the Third Closing, respectively (“TASE Approval”);

(v)                                 the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement with respect to the applicable Closing; and

(vi)                              as to the Third Closing, the Company shall have received the approval of its securities holders for the Company Transition to Dual-Listing Reporting Format in accordance with the Israeli Securities Law;

(b)                                       The respective obligations of the Purchasers hereunder in connection with each Closing are subject to the following conditions being met:

(i)                                     the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)                                  all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)                               the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement with respect to the applicable Closing;

(iv)                              there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)                                 as of the First Closing, the Board of Directors shall consist of seven (7) directors, of which two are among the Board Appointees;

(vi)                              as of the Second and Third Closing, the Board of Directors shall consist of eight (8) directors, of which three are the Board Appointees;

(vii)                           as to the Third Closing, the ADSs shall be listed for trading on the Nasdaq Stock Market;

(viii)                        as to the Second Closing and the Third Closing, the Company shall have received Shareholder Approval;

(ix)                              as to each Closing, the Company shall have received TASE Approval; and

(x)                                 from the date hereof to the applicable Closing Date, trading in the Company’s securities shall not have been suspended by the TASE or the Commission  or the Company’s principal Trading Market.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein (such disclosure being considered to be made for purposes of the specific section of the Disclosure Schedules in which they are made and for purposes of all sections in this Section 3.1 to the extent the relevance of such disclosure is reasonably apparent on its face), the Company hereby makes the following representations and warranties to each Purchaser:

(a)                                 Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the issued and outstanding shares or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)                                 Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and, if applicable under the laws of the jurisdiction in which it is formed, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective memorandum or articles of association, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a Material Adverse Effect, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)                                  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)                                 No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s memorandum or articles of association, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e)                                  Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission pursuant to the Registration Rights Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Shares and Underlying Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (iv) the receipt of the Shareholder Approval, provided, however, that any issuance of Dilution Shares, or conversion of the Debenture into or exercise of the Warrants to ADSs or Ordinary Shares that results in the Purchasers holding (as such term is defined under the Israeli Companies Law) 25% or more of the total voting rights in the Company, shall be subject to the special tender offer rules as provided in sections 328-335 of the Israeli Companies Law and the applicable guidance of the Israel Securities Authority, if and to the extent applicable (“Israeli Tender Offer Rules”); (v) filings and notices required for the Ordinary Shares or ADSs to be listed for trading on the Nasdaq Stock Market, (vi) the receipt of the TASE Approval and (vii) the delivery of a notice to the OCS (collectively, the “Required Approvals”).

(f)                                   Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized share capital a number of Ordinary Shares for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)                                  Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of Ordinary Shares owned beneficially, and of record, by Affiliates of the Company as of the date hereof. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any Ordinary Shares or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Share Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Ordinary Shares or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with the Israeli Companies Law and the Israeli Securities Law and, if applicable, all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Other than Required Approvals, no further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s issued share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h)                                 Company ISA Documents; Financial Statements.  For two (2) years prior to the date hereof, the Company has filed or furnished all forms, documents and reports (the “Company ISA Documents”) required to be filed or furnished by it by the Israel Securities Authority (“ISA”) on or before the date of this Agreement. As of their respective dates, or, if amended, as of the date of the last such amendment, the Company ISA Documents complied in all material respects with the requirements of the Israeli Securities Law, as amended (including the rules and regulations promulgated thereunder).  As of their respective dates, or, if amended, as of the date of the last such amendment, none of the Company ISA Documents, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company has never been an issuer subject to Rule 144(i) under the Securities Act.  The financial statements of the Company included in the Company ISA Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the ISA with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with IFRS accounting principles applied on a consistent basis during the periods involved (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  Following the US Listing Date, as of their respective dates, the SEC Reports shall comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, shall contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Company has filed the SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

(i)                                     Material Changes.  Since the date of the latest audited financial statement or the immediate reports included in the Company ISA Documents, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j)                                    Litigation.  Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(k)                                 Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of an employees’ organization union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all applicable Israeli laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)                                     Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(m)                             Environmental Laws.                            The Company and its Subsidiaries (i) are in compliance in all material respects with all Israeli, laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all material terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), except where the failure to so comply would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)                                 Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Israeli, federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Company ISA Documents, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)                                 Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties.  Except as would not result in a Material Adverse Effect, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p)                                 Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the Company ISA Documents as necessary or required for use in connection with their respective businesses and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Except as set forth in Schedule 3.1(p), neither the Company nor any Subsidiary has received a written notice that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Company ISA Documents, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)                                 Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)                                    Transactions With Affiliates and Employees.  Except as set forth on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s)                                   Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the most recent Company ISA Document, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company or its Subsidiaries.

(t)                                    Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)                                 Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. Subject to the TASE Approval, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.  The Company has no reason to believe, based on the structure of the financing, that it will not be able to obtain TASE Approval.

(v)                                 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w)                               Registration Rights.  Other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x)                                 Maintenance Requirements; DTC.  Except as set forth on Schedule 3.1(x), the Company has not, in the 12 months preceding the date hereof, received notice from the TASE or any Trading Market on which the Ordinary Shares is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all applicable listing and maintenance requirements. The ADS are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y)                                 Application of Takeover Protections.  Subject to the Required Approvals, the Company is not aware of any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s memorandum or articles of association (or similar charter documents) or the laws of its jurisdiction of organization that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(z)                                  Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.  All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement and the Company ISA Documents, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(aa)                          No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) subject to Shareholder Approval, any applicable shareholder approval provisions of TASE or any Trading Market on which any of the securities of the Company are listed or designated.

(bb)                          Solvency.  Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder at the applicable Closing: (i) the fair saleable value of the Company’s assets (on a consolidated basis) exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities but excluding royalties to the OCS, which are subject to future sales) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted, (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid and (iv) the Company has no knowledge of any facts or circumstances which reasonably lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date hereof.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).    Schedule 3.1(bb) sets forth as of the applicable

Closing Date all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with IFRS.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc)                            Tax Status.                                  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all Israeli, United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company, there is no liability for unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, nor there is, to the knowledge of the Company a basis for any such claim.

(dd)                          No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee)                            [RESERVED]

(ff)                              Accountants.  The Company’s accounting firm is set forth on Schedule 3.1(ff) of the Disclosure Schedules.  To the knowledge and belief of the Company, such accounting firm shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2017.

(gg)                            [RESERVED]

(hh)                          No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ii)                                  Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based on the Purchaser’s representations and warranties as set forth under this Section 3.2 and on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(jj)                                Acknowledgment Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.15 hereof), compliance with US and Israeli securities laws and subject to the Purchaser’s compliance with the Purchaser Israeli Undertakings, it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the ADSs or Ordinary Shares and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(kk)                          Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ll)                                  FDA.  As of the date hereof, the Company has no dealings with the U.S. Food and Drug Administration (“FDA”).  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(mm)                  Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) except as set forth in Schedule 3.1(mm), with an exercise price at least equal to the fair market value of the Ordinary Shares on the date such stock option would be considered granted under IFRS and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(nn)                          Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(oo)                          U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(pp)                          Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(qq)                          Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(rr)                                No Disqualification Events.  With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(ss)                              Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(tt)                                Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

3.2                               Representations and Warranties of the Purchasers.    Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)                                 Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                                 Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or the Israeli Securities Law or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or the Israeli Securities Law or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or the Israeli Securities Law or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws or in compliance with the Israeli Securities Law). Without derogating from the generality of the foregoing, such Purchaser expressly acknowledges and agrees to be subject to and comply with the Israeli Lock-Up Restriction. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)                                  Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be (I) either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act and (II) an investor of the type listed in the First Schedule of the Israeli Securities Law.

(d)                                 Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives and advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

(e)                                  General Solicitation.  Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(f)                                   Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(g)                                  Independent Investigation. Such Purchaser (i) has conducted to its satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities, properties and operations of the Company and its Subsidiaries and has received from the Company in all material respects, all materials requested and required by it and sufficient for it to make the informed decision to enter into this Agreement and the other Transaction Documents and (ii) has been given the opportunity to ask questions regarding the Company and its Subsidiaries and received answers to such questions.

(h)                                 Financing. Such Purchaser has sufficient available funds to pay the respective Subscription Amount.

(i)                                     Holdings in Company’s Securities. (A) As of the date hereof and until the First Closing Date, neither such Purchaser nor such Purchaser’s Affiliate and any Person acting as a group together with such Purchaser or its Affiliate shall Hold any securities of the Company other than securities issued in connection with the Transaction Documents, it being understood, for avoidance of doubt, that this representation is provided in connection with the 20% Voting Rights Limitation.  (B) Additionally, such Purchaser will not Hold at any time Debentures are outstanding a number of Ordinary Shares and/or ADSs (whether issued at the Closings, or issued as Conversion Shares or Warrant Shares or purchased or otherwise obtained) that would cause its and its Affiliates’  holdings together with the Holdings of any Person acting as a group together with such Purchaser or its Affiliate to represent 25% or more of the total voting rights in the Company, unless in compliance with the special tender offer rules as provided in sections 328-335 of the Israeli Companies Law of 1999 and guidance of the Israel Securities Authority; provided, further, for purposes of this clause (i), the number of Ordinary Shares beneficially owned by the Purchaser and its Affiliates shall be subject to the Beneficial Ownership Limitations set forth in the Debenture and Warrants and accordingly, at any given time, exclude such Conversion Shares and Warrant Shares that are not issuable to the Purchaser and its Affiliates as a result of the Beneficial Ownership Limitation.  For the purpose of this section, “Hold” or “Holdings”, as such term is defined in the Israeli Companies Law.

(j)                                    Shareholders’ Agreements.  As of the date hereof and until the Third Closing Date, such Purchaser, is not a party to any written or oral agreement with any shareholder in the Company or with any other Purchaser in connection with the purchase or sale of Company’s securities or in connection with voting rights in the Company, it being understood, for avoidance of doubt, that this representation is provided in connection with the disclosure requirements that apply to Material Private Offering pursuant to the Israeli Securities Law.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1                               Transfer Restrictions.

(a)                                 The Securities may only be disposed of in compliance with the Israeli Securities Law and with the state and U.S. federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)                                 The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form (and no other legend of any kind):

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION

STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c)                                  Certificates evidencing the Shares and the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or Underlying Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Shares or Underlying Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants) without volume limitations and the current information requirements are met at such time or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser if required by the Transfer Agent to effect the removal of the legend hereunder or if requested by a Purchaser to effect the removal of the legend hereunder.  If all or any portion of a Debenture is converted or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without volume limitations and current information requirements are met at such time or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends.  The

Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) three (3) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate evidencing the Shares or the Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Shares or Underlying Shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.  Shares or Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares or ADSs, as applicable, as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend.

(d)                                 From and after the US Listing Date, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the ADSs or Ordinary Shares, as applicable, on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the 2nd Trading Day following the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) ADSs or Ordinary Shares to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of ADSs or Ordinary Shares, or a sale of a number of ADSs or Ordinary Shares equal to all or any portion of the number of ADSs or Ordinary Shares that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the ADSs or Ordinary Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the ADSs or Ordinary Shares, as applicable, on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e)                                  Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2                               Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Ordinary Shares, which dilution may be substantial under certain market conditions.  The Company further acknowledges that, provided that a holder of the Securities complies with the Purchaser Israeli Undertakings, its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3                               Furnishing of Information; Public Information.

(a)                                 The Company agrees to cause the Ordinary Shares to be registered under Section 12(b) or 12(g) of the Exchange Act on or before the Third Closing Date. Following the US Listing Date and until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company shall take no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act and shall use its commercially reasonable best efforts to maintain the registration of the Ordinary Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, provided that, if after becoming subject to the Exchange Act, the Company is thereafter no longer required to file reports pursuant to the Exchange Act, the Company will, for as long as any Purchaser owns any  Securities, prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities, including without limitation, under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act, including, without limitation, within the requirements of the exemption provided by Rule 144.

(b)                                 At any time during the period commencing from the US Listing Date  and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2), in each case, for a period of at least five (5) Trading Days (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.00%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Shares or Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4                               Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5                               Conversion and Exercise Procedures.  Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Debentures, subject to such Purchaser’s compliance with the Purchaser Israeli Undertakings.  Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Debentures.  No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Debentures.  The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6                               Securities Laws Disclosure; Publicity.  On or after the date hereof, the Company shall disclose the material terms of the transactions contemplated hereby as required pursuant to the Israeli Securities Law and the Israeli Companies Law.  Upon a Closing hereunder, the Company (i) shall publish an immediate report as required by the Israeli Securities Law, if applicable, and (ii) from and after the US Listing Date , the Company shall promptly issue a press release disclosing the material terms of such closing and file a Current Report on Form 6-K as required by the Exchange Act.  From and after the US Listing Date , the Company acknowledges and agrees that (i) all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents shall have been publicly disclosed and (ii) any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  From and after the US Listing Date , the Company shall not publicly disclose the name of any Purchaser in any press release, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with any registration statement contemplated by the Registration Rights Agreement, (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b) and (c) to the extent such disclosure is required under the Israeli Securities Law as provided in Section 4.23 of this Agreement.

4.7                               Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers. For avoidance of any doubt, nothing contained herein shall be interpreted in any way to limit any of the transactions contemplated hereunder from being subject to the Required Approvals.

4.8                               Non-Public Information.  From and after the US Listing Date, the Company covenants and agrees that neither the Company, nor any other Person acting on the Company’s behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  From and after the US Listing Date , to the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company and any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, and of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law.] Following the US Listing Date, to the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K, if applicable.

4.9                               Use of Proceeds.  Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for its development products, for conducting research and development activities, for scaling up manufacturing capabilities, for sales and marketing, and for working capital and general corporate purposes and shall not use such proceeds (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices) for at least twelve (12) months following the First Closing Date, (b) for the redemption of any Ordinary Shares or Ordinary Share Equivalents, (c) for the settlement of any outstanding litigation, or (d) in violation of FCPA or OFAC regulations.

4.10                        Indemnification of Purchasers.   Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (each, a “Loss”) that any such Purchaser Party may suffer or incur directly as a result of or relating to (a) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such  Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.  The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.  The maximum liability of the Company with respect to all Losses indemnifiable pursuant to this Section 4.10 shall be an amount equal to the aggregate Subscription Amount actually paid to the Company by the Purchasers. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11                        Reservation and Listing of Securities.

(a)                                 The Company shall maintain a reserve of the Required Minimum from its duly authorized Ordinary Shares for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)                                 If, on any date, the number of authorized but unissued (and otherwise unreserved) Ordinary Shares is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable best efforts to amend the Company’s memorandum or articles of association to increase the number of authorized but unissued Ordinary Shares to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c)                                  The Company shall, if applicable: (i) in the time and manner required by TASE, prepare and file with such Trading Market an additional shares listing application covering a number of Ordinary Shares at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such Ordinary Shares to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Ordinary Shares on any date at least equal to the Required Minimum on such date on TASE or another Trading Market. The Company agrees to maintain the eligibility of the Ordinary Shares and ADSs for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.12                        Participation in Future Financing.

(a)                                 From the First Closing Date until the date that is the twelve (12) month anniversary of the First Closing Date, upon any issuance by the Company or any of its Subsidiaries of Ordinary Shares or Ordinary Share Equivalents for cash consideration (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to such Purchaser’s Pro Rata Portion (the

“Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.  For purposes herein, “Pro Rata Portion” means the ratio, expressed as a percentage, of the number of Ordinary Shares, including Underlying Shares (including for such purposes unconverted Conversion Shares on a fully diluted basis and Additional Shares on a pro-forma basis), held by the Purchaser to the number of issued and outstanding Ordinary Shares of the Company on the date of determination on a fully diluted basis.  At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(b)                                 Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 10:00 a.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no such notice from a Purchaser as of such fifth (5th) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(c)                                  If by 10:00 a.m. (New York City time) on the fifth (5th ) Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(d)                                 [RESERVED]

(e)                                  The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.12, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(f)                                   The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the

Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(g)                                  Notwithstanding anything to the contrary in this Section 4.12 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice.  If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(h)                                 Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance.

4.13                        Subsequent Equity Sales.

(a)                                 Until the date that Shareholder Approval is obtained or the Second Closing Termination Date (as the case may be), the Company or any Subsidiary may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, Ordinary Shares or Ordinary Share Equivalents to officers or directors of the Company other than with respect to the exercise of any options outstanding as of the date of this Agreement (provided such options are not amended after the date hereof).

(b)                                 Until the date on which the Company becomes a corporation reporting under Chapter E3 of the Israeli Securities Law, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents for consideration per Ordinary Share less than the higher of the Conversion Price and the Exercise Price.

(c)                                  From the date hereof until the twenty four (24) month anniversary of the Second Closing Date or the Second Closing Termination Date (as the case may be), the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of ADSs, Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional ADSs or Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or ADSs or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.   Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.  For avoidance of any doubt, nothing contained herein shall prevent the Company from issuing ADSs, Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving fixed price features that may be subject to customary adjustments and modifications.

(d)                                 From the date hereof until the twelve (12) month anniversary of the Third Closing Date or the Third Closing Termination Date (as the case may be), neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, Ordinary Shares or Ordinary Share Equivalents that include any anti-dilution provision (other than in connection with share splits, combinations, dividends, distributions and other similar transactions).  From the date hereof until the twelve (12) month anniversary of the Second Closing Date or the Second Closing  Termination Date (as the case may be), neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, Ordinary Shares or Ordinary Share Equivalents for an effective price per share that is less than the Effective Per Ordinary Share Purchase Price (subject to adjustment for reverse and forward stock split, recapitalizations and similar transactions). Without derogating from the foregoing, during the period commencing on the first day after the thirtieth (30th) day following the date hereof and ending on the earlier of the six (6) month anniversary of the date hereof or the date in which the ADS shall be listed for trade on the NASDAQ Stock Market or the Second Closing Termination Date (as the case may be), the Company shall not issue any Securities to third parties.

(e)                                  Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.14                        Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15        Company Acknowledgements on Certain Transactions.  Subject to the Purchaser’s compliance with the Purchaser Israeli Undertakings and the Israeli Lock-Up Restriction (to the extent applicable), the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company following the US Listing Date , (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the US Listing Date  and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries from and after the US Listing Date.

4.16        Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17        Per Ordinary Share Price Protection.  From the date hereof until the two (2) year anniversary of the First Closing Date, if the Company shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition), Ordinary Shares, Ordinary Share Equivalents or ADSs in a Subsequent Financing with a consideration per share that is less than the Per Ordinary Share Purchase Price (or less than lowest Discounted Per Ordinary Share Purchase Price previously used pursuant to this Section 4.17) (such lesser price is referred to herein as the “Discounted Per Ordinary Share Purchase Price”) (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance (subject, however, to the provisions of Section 4.18), the Company shall issue to such Purchaser, without the payment of additional consideration, in connection with such Dilutive Issuance, a number of additional Ordinary Shares (“Dilution Shares”) equal to (a) the quotient obtained by dividing (i) the sum of (A) such Purchaser’s aggregate Subscription Amount for Shares then held by such Purchaser and (B) any Conversion Shares then held by such Purchaser multiplied by the Conversion Price by (ii) the applicable Discounted Per Ordinary Share Purchase Price less (b) the sum of (1) Shares issued at the Closings and then held by such Purchaser, (2) Conversion Shares then held by such Purchaser,  and (3) Dilution Shares previously issued pursuant to this Section 4.17 that relate back to the Shares and Conversion Shares subject to the Dilutive Issuance in question.  Notwithstanding anything herein to the contrary, in the event that the Debentures are exchanged for another security of the Company, such exchanged securities shall be subject to this Section 4.17 and in all places where Debenture or Conversion Shares are referenced such exchange securities and the Ordinary Share issuable thereunder shall be deemed Conversion Shares.

4.18        For purposes of clarity, the issuance of Dilution Shares is not conditioned upon, or determined in any way, by a Purchaser’s beneficial ownership of Shares at the time of the Dilutive Issuance.  In implementation of the foregoing, to the extent that an issuance of Dilution Shares would result in a Purchaser or any of its Attribution Parties beneficially owning in excess of the Beneficial Ownership Limitation of the Ordinary Shares or would cause non-compliance with or violation of the 20% Voting Rights Limitation or the Purchaser Israeli Undertakings

(collectively: “Israeli Limitations”), then the Company shall initially issue only such number of Dilution Shares that would result in such Purchaser (together with such Purchaser’s Attribution Parties) holding up to the lower of the Beneficial Ownership Limitation  or Israeli Limitations of the Ordinary Shares, and, in lieu of Ordinary Shares the Company shall issue to such Purchaser a Debenture for such principal amount as would allow for the issuance of such Ordinary Shares subject to the Beneficial Ownership Limitation and/or Israeli Limitations (or such other similar security acceptable to the Purchaser).  Such Purchaser shall make written representations and warranties to the Company regarding such Purchaser’s (together with its Attribution Parties) beneficial ownership to effectuate the foregoing.  The limitations contained in this paragraph and such limitation contained in Section 5(b) of the Debentures and Section 2(e) of the Warrants issued to such Purchaser pursuant to this Agreement shall be coordinated so that the aggregate beneficial ownership of such Purchaser (together with its Attribution Parties) does not exceed the lesser of the Beneficial Ownership Limitation and the Israeli Limitations.  In connection therewith, issuances pursuant to Section 4.17 shall take precedence over issuances of any Conversion Shares or Warrant Shares issuable to such Purchaser. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation or Israeli Limitations herein contained or to make changes or supplements necessary or desirable to properly give effect to such Beneficial Ownership Limitation or Israeli Limitations. The limitations contained in this paragraph shall apply to assignees of such Purchaser hereunder. For the purposes of Beneficial Ownership Limitation contained in this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  If ADSs, Ordinary Shares or Ordinary Share Equivalents are issued in a Dilutive Issuance for consideration other than cash, the per share price shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company.  For the purposes of the consideration per share under this Section 4.17, the price per share for which one Ordinary Share is issuable upon the conversion, exercise or exchange of any Ordinary Share Equivalents shall take into account the sum of the amounts of consideration (if any) received or receivable by the Company with respect to one Ordinary Share or ADS upon the issuance or sale of such Ordinary Share Equivalents and upon conversion, exercise or exchange of such Ordinary Share Equivalents.  The Company may not refuse to issue to a Purchaser the Dilution Shares hereunder based on any claim that such Purchaser or any one associated or affiliated with such Purchaser has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice, restraining and or enjoining an issuance hereunder shall have been sought and obtained.  On the date of closing of any transaction pursuant to which securities are issued for a Discounted Per Ordinary Share Purchase Price, the Company shall give each of the Purchasers written notice thereof.  Notwithstanding anything to the contrary herein in this Section 4.17, this Section 4.17 (i) shall not apply to an Exempt Issuance and (ii) shall become effective only as of the date immediately following the date on which the Company becomes a corporation reporting under Chapter E3 of the Israeli Securities Law and the provisions of Section 4.17 shall apply at that time with the retroactive effect as if the date hereof. The Company acknowledges and agrees that the rights set forth in this Section 4.17 is a right granted by the Company, separately, to each Purchaser.  The Dilution Shares issued hereunder shall be deemed to be “Shares” for purposes of Section 4.1 hereunder and shall be subject to delegending pursuant to Section 4.1, including, without limitation, Section 4.1(c) and Section 4.1(d).

4.19        Board Appointment Rights.  On the First Closing Date, the Company shall appoint two (2) directors selected by Alpha and on the Second Closing Date the Company shall appoint one (1) director selected by Alpha (such persons, collectively the “Board Appointees”) to the Board of Directors, who shall serve as directors in the Company at least until the end of the Company’s 2018 annual general meeting (unless determined otherwise by the general meeting of Company’s shareholders).  On the First Closing Date and the Second Closing Date, the Company shall provide Alpha with evidence of the appointment of the Board Appointees by a copy of a resolution of the Board of Directors.  The rights granted in this section can be terminated at any time by Alpha, upon written notice to the Company.

4.20        [RESERVED]

4.21        Company Shareholders Meeting. As promptly as reasonably practicable following the First Closing and in any event with 45 days thereof, the Company shall convene and hold, in the manner set forth in the Israeli Companies Law, a shareholders meeting in order to obtain the Shareholder Approval.  The Company’s Board of Directors shall recommend that such proposal to be approved by shareholders, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal.  The Company shall use its commercially reasonable best efforts to obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every 45 days thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Second Closing Termination Date.

4.22        TASE Approval. The Company shall use commercially reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of TASE to obtain the TASE Approval with respect to each of the First Closing, the Second Closing and the Third Closing.

4.23        TASE Delisting; NASDAQ Up-Listing. Following the Second Closing Date, the Company shall use its commercially reasonable best efforts to (i) take the necessary steps to approve the Company Transition to Dual-Listing Reporting Format in accordance with the Israeli Securities Law in order to delist the Company’s Ordinary Shares from TASE and (ii) take the necessary steps to list its ADSs for trade on the NASDAQ Stock Market.  At the request of a Purchaser, the Company shall promptly convert any Ordinary Shares held by it into ADSs.

4.24        For as long as any Purchaser owns Securities and is a “Principal Shareholder” under the Israeli Securities Law, any such Purchaser covenants that it will provide the Company with the required information regarding such Purchaser’s holdings in the Securities in a timely manner in order for the Company to be able to meet its reporting requirements under the Israeli Securities Law to the extent applicable.

ARTICLE V.

MISCELLANEOUS

5.1          Termination.  The Purchasers may terminate this Agreement as follows (provided such termination applies to all Purchasers): (a) in its entirety, if the First Closing has not been consummated by the thirtieth (30th) day following the date hereof (the: “First Closing Termination Date”), (b) partially, (only as to the Purchasers’ obligations with respect the Second Closing and the Third Closing, if the Second Closing has not been consummated on or before December 31, 2017 (the: “Second Closing Termination Date”), or (c) partially, only as to the Purchasers’ obligations with respect the Third Closing, if the Third Closing has not been consummated on or before April 30, 2018 (the: “Third Closing Termination Date”), in each case, by delivering a written notice to the Company .

The Company may terminate this agreement as follows: (a) in its entirety, if the First Closing has not been consummated on or before the First Closing Termination Date, (b) partially, only as to its obligations with respect the Second Closing and the Third Closing, if the Second Closing has not been consummated on or before the Second Closing Termination Date, or (c) partially, only as to its obligations with respect the Third Closing, if the Third Closing has not been consummated on or before the Third Closing Termination Date, in each case by delivering a written notice to the Purchasers.

No such termination will affect the right of any party to sue for any breach by any other party (or parties), provided, however, that (x) in the event the Second Closing condition set forth in Section 2.3(a)(iii) has not been satisfied until the Second Closing Termination Date, the Company shall have no liability whatsoever to any of the Purchasers to close the Second Closing, unless it has not fulfilled its obligations under Section 4.21, (y) in the event that the respective TASE Approval has not been obtained until the First Closing Termination Date (as to the First Closing) or until the Second Closing Termination Date (as to the Second Closing) or until the Third Closing Termination Date (as to the Third Closing), as the case may be, the Company shall have no liability whatsoever to any of the Purchasers provided that the Company used commercially reasonable best efforts to obtain the respective TASE Approval and (z) in the event of a Third Closing condition  set forth in Section 2.3(b)(vii) or 2.3 (a)(vi) has not been satisfied until the Third Closing Termination Date, the Company shall have no liability whatsoever to any of the Purchasers  to close the Third Closing unless it has not fulfilled its obligation under Section 4.23.

The right to terminate this Agreement under this Section 5.1 shall not be available to any party who shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement in any manner that shall have caused the Closing Conditions not to occur on or before the respective termination date.

5.2          Fees and Expenses.  The Company shall deliver to each Purchaser, prior to the Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3          Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 10:00 a.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 10:00 a.m.  (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto. Following the US Listing Date, to the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K.

5.5          Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 67% in interest of the Securities based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser, Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6          Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10        Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of 30 months from the date of this Agreement.

5.11        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13        Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Debenture or exercise of a Warrant, the applicable Purchaser shall be required to return any Ordinary Shares subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14        Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15        Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16        Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17        Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18        Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, each

Purchaser and its respective counsel have chosen to communicate with the Company through EGS.  EGS does not represent all of the Purchasers but only represents Alpha.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.19        Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20        Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21        Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and number of Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

5.22        WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COLLPLANT HOLDINGS LTD.		Address for Notice:

By:	/s/ Yehiel Tal	Fax:
Name: Yehiel Tal
	Title: CEO	E-Mail: yehiel@collplant.com;
eran@collplant.com
By:	/s/ Eran Rotem
Name: Eran Rotem
Title: CFO

By:	/s/ Adi Goldin
Name: Adi Goldin
Title: Chairman of the Board

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO COLLPLANT SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	ALPHA CAPITAL ANSTALT

Signature of Authorized Signatory of Purchaser:	/s/ Konrad Ackermann

Name of Authorized Signatory:	Konrad Ackermann

Title of Authorized Signatory:	Director

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:	ALPHA CAPITAL ANSTALT Lettstrasse 32 9490 Vaduz Principality of Lichtenstein e-mail: info@alphacapital.li

Address for Delivery of Securities to Purchaser (if not same as address for notice):	ALPHA CAPITAL ANSTALT c/o LH Financial Services Corp. 510 Madison Avenue Suite 1400 New York, NY 10022

First Closing Subscription Amount: $

Second Closing Subscription Amount: $

Third Closing Subscription Amount: $

Shares:

Principal Amount of Debentures: $

Warrant Shares:

EIN Number:

[SIGNATURE PAGES CONTINUE]

Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the purchasers shall purchase up to $       of Shares, Debentures and Warrants from CollPlant Holdings Ltd., a company organized under the laws of the State of Israel (the “Company”).  All funds will be wired into an account maintained by the Company.  All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date:                       , 2017

I. PURCHASE PRICE

Proceeds to be Received	$

Total Amount Disbursed:	$

WIRE INSTRUCTIONS:

Please see attached.

Acknowledged and agreed:

COLLPLANT HOLDINGS LTD.

By:
Name: Yehiel Tal
Title: CEO

By:
Name: Eran Rotem
Title: CFO